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THE LAMSON & SESSIONS CO. AND SUBSIDIARIES

EXHIBIT (11) - EARNINGS-PER-SHARE-CALCULATION


The following table sets forth the computation of basic and diluted earnings per share:

(Dollars and shares in thousands)

                                                                                 FIRST QUARTER ENDED
                                                                           -------------------------------
                                                                           1998                 1997
                                                                           -----------       --------------
  BASIC (LOSS) EARNINGS-PER-SHARE-COMPUTATION
  -------------------------------------------
  Net (Loss) Income                                                        $     (326)       $       2,157
                                                                           ===========       ==============

  Average Common Shares Oustanding                                              13,416              13,306
                                                                           ===========       ==============

  Basic (Loss) Earnings Per Share                                          $     (0.02)               0.16
                                                                           ===========       ==============

  DILUTED (LOSS) EARNINGS PER SHARE COMPUTATION
  ---------------------------------------------
  Net (Loss) Income                                                        $      (326)      $        2,157
                                                                           ===========       ==============

  Basic Shares Oustanding                                                       13,416              13,306

  Stock Options Calculated Under the Treasury Stock Method                           -                 240
                                                                           -----------       --------------

  Total Shares                                                                  13,416              13,546

  Diluted (Loss) Earnings Per Share                                        $     (0.02)      $        0.16
                                                                           ===========       ==============

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